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                                                                                           Page 21 of 22 Pages

                                   SCHEDULE 1


                              ALFA-BANK AFFILIATES


                                    Name of the Company                                     Jurisdiction

1.       CTF Holdings Ltd.                                                                   Gibraltar
2.       CTF Consultancy Ltd.                                                                Gibraltar
3.       Crown Commodities Ltd.                                                                  UK
4.       Crown Resources AG                                                                 Switzerland
5.       Crown Resources AG (UK branch)                                                          UK
6.       Crown Resources AG (Gibraltar branch)                                               Gibraltar
7.       Crown Trade & Finance Ltd.                                                          Gibraltar
8.       Crown Energy Trading AG                                                            Switzerland
9.       Crown Pipeline Resources AG                                                          Germany
10.      Eco Holdings Ltd.                                                                   Gibraltar
11.      OOO Alfa-Eco M                                                                        Russia
12.      OOO Alfa-Eco Yantar                                                                   Russia
13.      OOO Alfa-Eco                                                                          Russia
14.      OOO Alfa-Eco Novosibirsk                                                              Russia
15.      OOO Alfa-Sahar                                                                        Russia
16.      OOO Alfa-Eco Ekaterinburg                                                             Russia
17.      OOO Alfa-Eco Samara                                                                   Russia
18.      OOO Alfa-Eco NN                                                                       Russia
19.      OOO Alfa-Eco Irkutsk                                                                  Russia
20.      OOO Alfa-Eco SPb                                                                      Russia
21.      OOO Alfa-Eco Don                                                                      Russia
22.      OOO Alfa-Eco Krasnoyarsk                                                              Russia
23.      TOO DK Alfa-Eco Kazahstan                                                           Kazahstan
24.      TOO Alfa-Eco Kazahstan                                                              Kazahstan
25.      TOO Alfa-Eco Dnepr                                                                   Ukraine
26.      Hayard Investments Ltd.                                                               Cyprus
27.      Nizhniy Newsprint Holdings Ltd.                                                       Cyprus
28.      OAO Volga                                                                             Russia
29.      Eco Telecom Ltd.                                                                    Gibraltar
30.      OOO Group Alfa-Eco                                                                    Russia
31.      OOO Alfa-Eco Telecom                                                                  Russia
32.      Janow Properties Ltd.                                                                 B.V.I.
33.      ZAO Petrosah                                                                          Russia
34.      Torgoviy Dom Smirnov                                                                  Russia
35.      ZAO Siracusi                                                                          Russia
36.      ZAO Yasenevo                                                                          Russia
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                                                                                           Page 22 of 22 Pages

37.      ZAO TNK                                                                               Russia
38.      ZAO Novie Prioriteti                                                                  Russia
39.      ZAO Alfa-Trast                                                                        Russia
40.      Alfa Russia Finance BV (Netherlands)                                               Netherlands
41.      CJSC Alfa Capital Brokerage                                                           Russia
42.      Alfa Securities Ltd.                                                                    UK
43.      ZAO EvroTEK                                                                           Russia
44.      Alfa Capital Markets (USA) Inc.                                                        USA
45.      Golden Telecom Inc.                                                                    USA
46.      ZAO TV service                                                                        Russia
47.      OOO Alfa-Garantii                                                                     Russia
48.      OAO V.E.S.T.A.                                                                        Russia
49.      ZAO TD Perekriostok                                                                   Russia
50.      OOO Perekriostok 2000                                                                 Russia
51.      OAO Kubansahar                                                                        Russia
52.      OAO Ritm Sugar Factory                                                                Russia
53.      OAO Kanevsk Sugar Factory                                                             Russia
54.      OAO Pavlovsk Sugar Factory                                                            Russia
55.      OAO Girkubsk                                                                          Russia
56.      OOO Agrosahar-M                                                                       Russia
57.      OOO Agrosahar                                                                         Russia
58.      OOO Agro-Belsahar                                                                     Russia
59.      OOO NIKITIN                                                                           Russia
60.      OAO Irkutsk Tea Factory                                                               Russia
61.      OOO Irkutsk Tea Factory                                                               Russia
62.      OAO Ryazan Tea Factory                                                                Russia
63.      OAO Moscow Tea Factory                                                                Russia
64.      OOO Golden Tea                                                                        Russia
65.      OOO Chayprom                                                                          Russia
66.      OOO Chayprom-R                                                                        Russia
67.      OOO Chayservis                                                                        Russia
68.      S.A."VINORUM"                                                                        Moldova
69.      S.A. "Vinaria - Bardar"                                                              Moldova
70.      OOO Vinorum-Service                                                                   Russia
71.      ZAO Alfa-Kover                                                                        Russia


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